2021 Exhibit 1.01

Conflict Minerals Report of RH in Accordance with Rule 13p-1 under the Securities and Exchange Act of 1934

I. Introduction

1.        Overview of our Conflict Minerals Report

This Conflict Minerals Report of RH (the “Company,” “us,” “we”) is prepared in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period January 1, 2021 to December 31, 2021 (the “reporting period”). RH is inclusive of its wholly-owned subsidiary Restoration Hardware, Inc. and its subsidiaries, including, but not limited to, the subsidiary that owns the business operating under the name “Waterworks.” The information provided in this Conflict Minerals Report on behalf of RH is inclusive of Waterworks, its products and supply chain.

The Rule requires issuers that manufacture or contract to manufacture products that contain conflict minerals that are necessary to the functionality or production of those products to, among other things, disclose annually whether any of those conflict minerals originated in the Covered Countries and if so, to submit a report to the Securities and Exchange Commission (the “SEC”) that includes a description of the measures they took to exercise due diligence on the conflict minerals’ source and chain of custody. Conflict minerals are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are limited to tantalum, tin and tungsten (the “conflict minerals”). The “Covered Countries” for purposes of the Rule are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

2.       Overview of our Supply Chain, Verification Process and Conflict Minerals Policy

During the reporting period, RH did not own or operate any manufacturing facilities that manufacture products that contain conflict minerals that are necessary to the functionality or production of those products. Instead, RH contracted and had relationships with third-party suppliers who manufacture products for RH that contain conflict minerals that are necessary to the functionality or production of those products. These products that the Company “contracts to manufacture,” as such term is referred to by the Rule, are herein referred to as the “Subject Products.” The Subject Products are manufactured for the Company through such suppliers’ own factories or factories with which such suppliers have commercial relationships. The Company must therefore rely on its third-party suppliers to provide information regarding the existence of conflict minerals in the Subject Products and their origin.

The Company relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from the smelters or refiners who may provide those minerals to companies in our supply chain. The Company is many steps removed from the mining of conflict minerals. The Company does not purchase raw or unrefined conflict minerals and conducts no purchasing activities directly in the Covered Countries. The statements herein are based on the activities performed to date, in good faith, by the Company and on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions in the information provided by suppliers or smelters, ongoing identification of smelters in our supply chain, and incomplete information from industry or other third-party sources, among other factors.

We maintain a Conflict Minerals Policy that is incorporated into our Vendor’s Operation Manual (the “Vendor Manual”), which our suppliers are able to access via a secure website.

II. Description of Products Covered by this Conflict Minerals Report

RH offers merchandise assortments across a growing number of categories, including furniture, lighting, textiles, bathware, décor, outdoor and garden, and children’s furnishings. The Subject Products included products sold by the Company in the following categories: furniture, bathware, plumbing fixtures, lighting fixtures, kitchen and bath hardware, décor, outdoor and garden, and children’s furnishings.

III. Reasonable Country of Origin Inquiry

In accordance with the Rule, we conducted in good faith a reasonable country of origin inquiry (the “RCOI”) that was reasonably designed to determine whether any of the necessary conflict minerals in the Subject Products originated in the Covered Countries or were from recycled or scrap sources. In 2021, RH partnered with Assent, a supply chain data management company that enhances automation and accuracy when collecting, submitting or managing data related to ESG, product safety and vendor compliance. Assent coordinated RH’s communications with its suppliers, including follow-up outreach and data gathering in support of its RCOI for this reporting year.

To conduct our RCOI, we used a conflict minerals reporting template (version 6.1) developed by the Responsible Minerals Initiative (“RMI”) (formerly Conflict Free Sourcing Initiative (“CFSI”)), an initiative founded by members of the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI). Assent, on RH’s behalf, requested this information from our direct suppliers who manufacture our Subject Products.

Based on our RCOI, we have reason to believe that some of the necessary conflict minerals used in our Subject Products may have originated in the Covered Countries and may not have been from recycled or scrap sources. Accordingly, we conducted due diligence to determine the source and chain of custody of these conflict minerals.

IV. Due Diligence Process

We have designed our diligence efforts to generally conform to the Organization for Economic Cooperation and Development’s (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying supplements (the “OECD Guidance”).

The OECD Guidance identifies five due diligence steps: (i) Establish Strong Company Management Systems; (ii) Identify and Assess Risks in the Supply Chain; (iii) Design and Implement a Strategy to Respond to Identified Risks; (iv) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence; and (v) Report Annually on Supply Chain Due Diligence.

The due diligence steps that we executed included the following:

Step	OECD Guidance Steps	Due diligence activities performed by RH
1	Establish Strong Company Management Systems	Maintain Conflict Minerals Policy	•	We maintained a Conflict Minerals Policy that is published online, in our Vendor Manual.

		Maintained Conflict Minerals Compliance Team	•

We maintained an internal conflict minerals team composed of a representative from the legal department and a representative from our vendor compliance team (the “Conflict Minerals Compliance Team”). The team was structured to ensure our annual conflict minerals due diligence was executed.

			•	Our Conflict Minerals Compliance Team periodically reported on its due diligence activities to the legal department and the Vendor Compliance and Product Compliance teams.

		Internal Engagement	•	We educated and continue educating relevant employees on our conflict minerals program and reporting obligations.

		Supplier Engagement	•	We provided our direct suppliers information on conflict minerals and our disclosure requirements.

			•	Our Conflict Minerals Compliance Team engaged Assent, a supply chain data management company that enhances automation and accuracy when collecting, submitting or managing data related to ESG.

2	Identify and Assess Risks in the Supply Chain	Identified Products in Scope	•

Our Conflict Minerals Compliance Team conducted a review of the products contracted to be manufactured during the reporting period to identify suppliers that manufacture product categories and Subject Products that may contain conflict minerals.

		Inquired about Due Diligence Measures Performed by Direct Suppliers	•

We used the responses from our direct suppliers to the RMI reporting template to review their due diligence activities, including whether they had adopted a conflict minerals policy, required their own suppliers to source from processing facilities validated by an independent audit firm, and implemented a review process that includes corrective action management.

•

As deemed appropriate by us, we followed up by email or phone with the suppliers who did not respond to our request to complete the RMI reporting template, or who submitted incomplete responses or responses that we determined may have contained errors or inaccuracies.

			•	We employed a conflict minerals data management tool that tracks communications sent to direct suppliers and consolidates suppliers responses to the RMI template for analysis and reporting.

		Identified Smelters	•

We collected a list of smelters/processors that are in our supply chain by utilizing the RMI reporting template via a web-based platform. We determined if the processing facilities adhere to responsible sourcing practices by reconciling that list to the list of facilities designated by the RMI Responsible Minerals Assurance Program (“RMAP”) as RMAP Conformant Smelters & Refiners and the RMI list of Active Smelters & Refiners that have committed to undergo the RMAP audit. We have provided lists of smelters/processors that are reported in our supply chain in Appendix A.

3	Design and Implement a Strategy to Respond to Identified Risks	Internal Reporting System	•	Our Conflict Minerals Compliance Team periodically reported on its due diligence activities to the legal department and the Vendor Compliance and Product Compliance teams.

		Maintained Conflict Minerals Policy	•	We maintained a Conflict Minerals Policy that is published online, in our Vendor Manual.

		Verified Smelters	•

As part of our risk mitigation process, we determined if the processing facilities identified in our supply chain adhere to responsible sourcing practices by reconciling the list of smelters collected from our direct suppliers to the list of smelter facilities that have been verified as complying with the RMAP and the RMI list of Active Smelters & Refiners that have committed to undergo the RMAP audit.

4	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence		•	We relied on the RMI’s published lists to verify the RMAP compliance status of smelters/processors that are reported in our supply chain.

5	Report Annually on Supply Chain Due Diligence		•	This Conflict Minerals Report is filed with the SEC and publicly available on our website at ir.rh.com, by clicking on “Financials & Filings,” and then “SEC Filings.”

V. Review of Due Diligence Results

1.        Facilities Used to Process Conflict Minerals in Subject Products

Based on our due diligence process and the information received from our direct suppliers, we have identified, in Appendix A, facilities that may have been used to process conflict minerals used in the Subject Products.

2.         Country of Origin of Conflict Minerals in Subject Products

Based on the information provided by our direct suppliers, we have reason to believe that some of the products RH sold during the reporting year contain necessary conflict minerals that may have originated from the Covered Countries.  Two hundred of our direct suppliers indicated that they do not use any conflict minerals in products supplied to RH.  Nineteen of our direct suppliers indicated that products supplied to RH contained intentionally added conflict minerals necessary to the function and/or production of the product.  Of these nineteen direct suppliers: twelve indicated that the products they sold to RH contained necessary conflict minerals that did not originate in the DRC and seven did not know the country of origin of the necessary conflict minerals in their products, including if conflict minerals in finished products originated in the Covered Countries. In addition, 29% of our direct suppliers did not respond to our survey. Accordingly, notwithstanding our due diligence efforts, we were unable to determine the origin of a portion of conflict minerals contained in certain of the Subject Products.

3.        Efforts to Identify the Mine or Location of Origin of the Conflict Minerals

Our reasonable country-of-origin inquiry and due diligence process described above represent our efforts to identify the mine or location of origin for the conflict minerals contained in the Subject Products for this reporting period.

VI. Steps Taken to Mitigate Risk

RH intends to continue to require our suppliers to comply with our Conflict Minerals Policy and to keep it posted online in our Vendor Manual for all suppliers to access. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of conflict minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. We expect that our direct suppliers will comply with our Conflict Minerals Policy and (i) provide appropriate information and conduct necessary due diligence to facilitate our compliance with the Rule, (ii) implement and communicate to their relevant personnel and suppliers policies that are consistent with the Policy, (iii) put in place procedures and contractual provisions for the traceability of conflict minerals, working with their suppliers as applicable, (iv) use reasonable efforts to source conflict minerals from smelters and refiners that have been validated by a recognized, independent third party as DRC conflict free, and (v) adopt a risk management strategy with respect to identified risks in the supply chain that is consistent with our Conflict Minerals Policy.

In addition to the due diligence steps that we took during the reporting period, which we intend to continue for 2022 as applicable, we intend to communicate to new suppliers our sourcing expectations, including by disseminating our Conflict Minerals Policy to them.

VII. Independent Private Sector Audit

Not required for the reporting period.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the federal securities laws including statements related to our business, products and conflict mineral efforts, including steps we intend to take in the future to mitigate the risk that the conflict minerals used in the Subject Products benefit the armed groups on the Covered Countries, use of Assent with respect to our supply chain data management to enhance automation and accuracy of collecting, submitting or managing data related to our ESG, product safety and vendor compliance, Assent’s ability to communicate with our suppliers, including follow-up outreach and data gathering in support of our reporting, our ability to monitor the progress of our suppliers or that our suppliers would comply with our Conflict Mineral Policy and our requests for timely and accurate information, our suppliers’ ability to source conflict minerals from smelters and refiners that have been validated by a recognized, independent third party as DRC conflict free, and the effectiveness of any of our risk management strategies to identify risks in the supply chain consistent with our Conflict Minerals Policy. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that may cause these forward-looking statements to differ materially from our expectations include, among others: failure to carry out our plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities); internal and external resource constraints; political developments in the Covered Countries and regulatory developments in the United States, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH Form 10-K filed with the SEC on March 30, 2022, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this Conflict Minerals Report speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Appendix A

Processing Facilities

Table 1. RMAP-conformant processing facilities as listed by RMI as of May 6, 2022

Processing facilities and their locations reported in our supply chain that are reported by RMI as conformant with the RMAP.

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000401	Dowa	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY

Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID002765	Italpreziosi	ITALY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002762	L’Orfebre S.A.	ANDORRA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID002761	SAAMP	FRANCE
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN (PROVINCE OF CHINA)
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN (PROVINCE OF CHINA)
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN

Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	CID003583	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID002773	Metallo Belgium N.V.	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	SPAIN
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA

Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID001539	Rui Da Hung	TAIWAN (PROVINCE OF CHINA)
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	CID001898	Thaisarco	THAILAND
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	CHINA
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002641	China Molybdenum Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tungsten	CID002845	Moliren Ltd.	RUSSIA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIA
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Table 2. RMAP-participating processing facilities as listed by RMI as of May 6, 2022

Processing facilities and their locations reported in our supply chain that are reported by RMI as active with the RMAP.

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID002756	Super Ligas	BRAZIL
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Table 3. RMAP-non-participating processing facilities as of May 6, 2022

Processing facilities and their locations reported in our supply chain that are not reported as either compliant with or participating in the RMAP.

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID002893	JALAN & Company	INDIA
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA
Gold	CID003383	Sovereign Metals	INDIA
Gold	CID003463	Kundan Care Products Ltd.	INDIA
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	CID003548	MD Overseas	INDIA
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	CID003540	Sellem Industries Ltd.	MAURITANIA
Gold	CID000180	Caridad	MEXICO
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID003497	K.A. Rasmussen	NORWAY
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIA
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIA
Gold	CID000929	JSC Uralelectromed	RUSSIA
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIA
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIA

Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CID003553	Artek LLC	RUSSIA